CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated December 17, 2020, relating to the financial statements of Bow River Capital Evergreen Fund, as of October 29, 2020, and to the references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and the Investment Company Act of 1940 to the Bow River Capital Evergreen Fund Registration Statement on Form N-2.

/s/ Cohen & Company

Cohen & Company, Ltd.

Cleveland, Ohio

December 21, 2020